[PRICE WATERHOUSE LETTERHEAD]



                                                        EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of GTECH Holdings Corporation, of our report dated March 29, 1995 with respect to the financial statements of Racimec Informatica Brasileira S.A. as of and for the year ended February 28, 1995, included in the Annual Report on Form 10-K of GTECH Holdings Corporation for the fiscal year ended February 24, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE
Price Waterhouse
Auditores Independentes
CRC-SP-160-S-RJ

/s/ MICHAEL ALAN HOPKIN
Michael Alan Hopkin
Partner
Contador CRC-SP-106.766-S-RJ

Rio de Janeiro,
June 7, 1996








                      [PRICE WATERHOUSE LETTERHEAD]




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of GTECH Holdings Corporation, of our report date April 9, 1996 with respect to the consolidated financial statements of Camelot Group PLC as of February 3, 1996 and February 4, 1995 and for the year ended February 3, 1996 and for the period from April 1, 1994 through February 4, 1995, included in the Annual Report on Form 10-K of GTECH Holdings Corporation for the fiscal year ended February 24, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE

Price Waterhouse

London, England
June 7, 1996